                                                           EXHIBIT 4.10


-----------------------------------------------------------------------------






                               RBX CORPORATION

                                 $100,000,000
                  12% Series A Senior Secured Notes due 2003







                              PURCHASE AGREEMENT



                         Dated as of December 5, 1997









        Donaldson, Lufkin & Jenrette           Chase Securities Inc.
           Securities Corporation






-----------------------------------------------------------------------------

                                 $100,000,000

                  12% Series A Senior Secured Notes due 2003

                              of RBX CORPORATION


                              PURCHASE AGREEMENT

                                                             December 5, 1997


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
   CHASE SECURITIES INC.

c/o Donaldson, Lufkin & Jenrette Securities Corporation
    277 Park Avenue
    New York, New York  10005

Dear Sirs:

          RBX Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (each an "Initial Purchaser," and collectively, the "Initial Purchasers"), in the respective amounts set forth on Schedule B hereto, an aggregate of $100,000,000 principal amount of its 12% Series A Senior Secured Notes due 2003 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Subsidiary Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed on a senior secured basis (the "Subsidiary Guarantees") by each of the entities listed on Schedule A hereto (each, a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated November 25, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated December 5, 1997 (the "Offering Memorandum"), relating to the Series A Notes and the Subsidiary Guarantees.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN

     AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, $100,000,000 aggregate principal amount of Series A Notes in the respective principal amounts set forth opposite their names on Schedule B hereto at the purchase price equal to 97.25% of the principal amount thereof (the "Purchase Price").

          3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 12% Series B Senior Secured Notes due 2003 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents (as defined in the Indenture), the Registration Rights Agreement, and the New Credit Agreement (as defined below) are hereinafter sometimes referred to collectively as the "Operative Documents."

          4. DELIVERY AND PAYMENT. Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Latham & Watkins at 885 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on December 11, 1997, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

          One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5. AGREEMENTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and each of the Subsidiary Guarantors agree, jointly and severally, with the Initial Purchasers as follows:

                 (a) To advise the Initial Purchasers promptly and, if requested by any of the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes (including the Subsidiary Guarantees thereof) for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and each of the Subsidiary Guarantors shall use its respective best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes (including the Subsidiary Guarantees thereof) under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes (including the Subsidiary Guarantees thereof) under any state securities or Blue Sky laws, the Company and each of the Subsidiary Guarantors shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (b) To furnish to each Initial Purchaser and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto, as such Initial Purchaser may reasonably request. Subject to the Initial Purchasers' compliance with the representations, warranties and agreements set forth in Section 7 hereof, the Company and each of the Subsidiary Guarantors consents to the use of the Preliminary Offering Memorandum and Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

                 (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                 (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, promptly to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to each Initial Purchaser and such other persons as the Initial Purchasers may designate, without charge, such number of copies thereof as each Initial Purchaser may reasonably request.

                 (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes (including the Subsidiary Guarantees thereof) for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                 (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                 (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers promptly upon their becoming available copies of all reports or other communications furnished by the Company or any of the Subsidiary Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Subsidiary Guarantors is listed and such other publicly available information concerning the Company or its subsidiaries as the Initial Purchasers may reasonably request.

                 (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                 (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Subsidiary Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Subsidiary Guarantors and accountants of the Company and the Subsidiary Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(b) and 5(c) prior to or during the period specified in Section 5(c), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes and the Subsidiary Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xi) all "road show" and other marketing expenses related to the preparation of slides, videotapes and printed marketing materials, and travel, hotel, food and entertainment expenses of affiliates of the Company and the Subsidiary Guarantors; (xii) the creation and perfection of security interests in the Collateral in favor of the Trustee pursuant to the Collateral Documents, including, without limitation, fees and related expenses for UCC searches, filing and recording fees and related expenses, recording taxes and related expenses, and fees and disbursements of counsel to the Company and the Subsidiary Guarantors for providing such opinions as are specified in this Agreement (including, without limitation, fees and disbursements of counsel to the extent incurred in its capacity as local counsel providing the opinions set forth in Section 9(g) hereof), and (xiii) and all other costs and expenses incident to the performance of the obligations of the Company and the Subsidiary Guarantors hereunder for which provision is not otherwise made in this Section.

                 (j) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                 (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Subsidiary Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                 (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Subsidiary Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Subsidiary Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees, (ii) indebtedness under the New Credit Agreement and (iii) commercial paper issued in the ordinary course of business), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

                 (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                 (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                 (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and guarantees thereof by the Subsidiary Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                 (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

                 (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and the Subsidiary Guarantors prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes and the Subsidiary Guarantees.

          6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. As of the date hereof, each of the Company and the Subsidiary Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Initial Purchasers that:

                 (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers or their authorized representative expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceedings for that purpose have been commenced or are pending, or, to the knowledge of the Company and the Subsidiary Guarantors are contemplated.

                 (b) The Company and each of the Subsidiary Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not (i) have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiary Guarantors, taken as a whole, (ii) materially interfere with or adversely affect the issuance of the Series A Notes and the Subsidiary Guarantees or (iii) in any manner draw into question the validity of any of the Operative Documents (any of the events set forth in (i), (ii) or (iii), a "Material Adverse Effect").

                 (c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Series A Notes as provided herein. Each Subsidiary Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, its Subsidiary Guarantee and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

                 (d) (i) all of the issued and outstanding shares of capital stock of the Company and each of the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights; (ii) the capital stock of the Company is owned as described in the Offering Memorandum under the caption "Security Ownership"; (iii) the Subsidiary Guarantors listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company and the Company owns all of the capital stock of each of the Subsidiary Guarantors free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens securing existing bank indebtedness (which Liens shall be released contemporaneously with the Closing) and Liens created under the Collateral Documents; and (iv) except as set forth in the preceding clause (iii), there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of the Subsidiary Guarantors.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

                 (f) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Subsidiary Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Subsidiary Guarantors (and assuming the due execution and delivery thereof by the Trustee), the Indenture will be a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, giving effect to
     Section 13.01 thereof, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                 (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                 (h) The Series B Notes have been duly authorized by the Company, and when issued, executed and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Series B Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When issued, the Series B Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                 (i) The Subsidiary Guarantee to be endorsed on the Series A Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Subsidiary Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                 (j) The Subsidiary Guarantee to be endorsed on the Series B Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, when issued, will have been validly executed and delivered by each such Subsidiary Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                 (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Subsidiary Guarantors. When validly executed and delivered by the Company and the Subsidiary Guarantors (assuming the due execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will be the legally valid and binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                 (l) The New Credit Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, when validly executed and delivered by the Company and each of the Subsidiary Guarantors on the Closing Date, will be the legally valid and binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto. On the Closing Date, the New Credit Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                 (m) The Company and each of the Subsidiary Guarantors has duly authorized each Collateral Document to which it is a party and when validly executed and delivered by the Company and each of the Subsidiary Guarantors which is a party thereto, each such Collateral Document will be a legally valid and binding obligation of such entity enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (n) Neither the Company nor any of the Subsidiary Guarantors is in violation of its respective certificate of incorporation or bylaws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of them is a party or by which any of them is bound, or to which any of their respective properties or assets is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of the Subsidiary Guarantors or their respective assets or properties, and there exists no condition that, with notice, the passage of time or otherwise, would constitute any such default under any such document or instrument, except any such default, violation or condition which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                 (o) The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in a breach or violation of the terms or provisions of, or constitute a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require a consent under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Liens in favor of the holders of the Notes and the lenders under the New Credit Agreement) or an acceleration of indebtedness pursuant to, (i) the certificate of incorporation or bylaws of the Company or any of the Subsidiary Guarantors, (ii) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which any of them is bound, or to which any properties of the Company or any of the Subsidiary Guarantors is or may be subject, (iii) any statute, rule or regulation applicable to the Company or any of the Subsidiary Guarantors or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of the Subsidiary Guarantors or any of their properties, and any such violations, conflicts, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 (p) Except for filings pursuant to the Collateral Documents, no consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance of the Operative Documents by the Company and each of the Subsidiary Guarantors, as applicable, the issuance and sale of the Series A Notes (including the Subsidiary Guarantees thereof) and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Security Dealers ("NASD"). No consents or waivers from any other person are required for the execution, delivery and performance by the Company or the Subsidiary Guarantors of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

                 (q) Except as described in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of the Subsidiary Guarantors, threatened or contemplated, to which the Company or any of the Subsidiary Guarantors is or may be a party, or affecting the Company or any of the Subsidiary Guarantors or any of their respective businesses or properties, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiary Guarantors is subject, that would, in the case of (i), (ii) and

     (iii), reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                 (r) Except as described in the Offering Memorandum, neither the Company nor any of the Subsidiary Guarantors has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, which could in such circumstance reasonably be expected to have a Material Adverse Effect. Except as described in the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined below), any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

                 (s) There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiary Guarantors nor, to the best knowledge of the Company and the Subsidiary Guarantors, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiary Guarantors, or to the best knowledge of the Company and the Subsidiary Guarantors, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiary Guarantors or, to the best knowledge of the Company and the Subsidiary Guarantors, threatened against the Company or any of the Subsidiary Guarantors, and (iii) to the best knowledge of the Company and the Subsidiary Guarantors, no union representation question exists with respect to the employees of the Company or any of the Subsidiary Guarantors and, to the best knowledge of the Company and the Subsidiary Guarantors, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate) such as would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiary Guarantors has violated any Federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiary Guarantors engaged in any unfair labor practice, which in each case could result, individually or in the aggregate, in a Material Adverse Effect.

                 (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and the Subsidiary Guarantors has all certificates, consents, exemptions, orders, permits, licenses, franchises, authorizations or other approvals (each, an "Authorization") of and from, and has made all filings with and notice to, all Federal, state, local and other governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary or required to own, lease, license and operate its respective properties and to engage in its business currently conducted by it in the manner described in the Offering Memorandum, (ii) all such Authorizations are valid and in full force and effect, (iii) the Company and the Subsidiary Guarantors are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, and (iv) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries.

                 (u) Deloitte & Touche LLP and Ernst & Young LLP, who have certified the financial statements in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company and the Subsidiary Guarantors as required by the Act and the Exchange Act. The audited consolidated historical financial statements, together with the notes thereto, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act. Such historical financial statements present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods (except as otherwise noted therein or in the Offering Memorandum). The other financial and statistical information and data included in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company (except as otherwise noted therein or in the Offering Memorandum).

                 (v) The Company and each of the Subsidiary Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                 (w) Neither the Company nor any of the Subsidiary Guarantors is, and after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (x) There are no contracts, agreements or understandings between the Company or any of the Subsidiary Guarantors and any Person granting such Person the right to require the Company or any of the Subsidiary Guarantors to file a registration statement under the Act with respect to any securities of the Company or any Subsidiary Guarantor or to require the Company or any Subsidiary Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to the Registration Rights Agreement.

                 (y) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                 (z) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the properties, business, results of operations, condition (financial or otherwise), management, operations, affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any transaction not in the ordinary course of business.

                 (aa) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                 (bb) When the Series A Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the

     Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or any of the Subsidiary Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States inter-dealer quotation system.

                 (cc) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company or any of the Subsidiary Guarantors within the six-month period immediately prior to the date hereof.

                 (dd) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

                 (ee) None of the Company, the Subsidiary Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Subsidiary Guarantees.

                 (ff) No registration under the Act of the Series A Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                 (gg) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Subsidiary Guarantor's retaining any rating assigned as of the date hereof to the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor or (ii) has indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any Subsidiary Guarantor.

                 (hh) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Subsidiary Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

                 (ii) The Company and each of the Subsidiary Guarantors maintain insurance covering its respective properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiary Guarantors and their businesses. Neither the Company nor any of the Subsidiary Guarantors has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                 (jj) The present fair saleable value of the assets of the Company and the Subsidiary Guarantors, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and the Subsidiary Guarantors as they become absolute and matured, and the assets of the Company and the Subsidiary Guarantors, taken as a whole, do not constitute unreasonably small capital to carry on their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company does not intend to permit the Subsidiary Guarantors to incur debts beyond their respective ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Company and the Subsidiary Guarantors, taken as a whole, will exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) as they become absolute and matured, the assets of the Company and the Subsidiary Guarantors, taken as a whole, will not constitute unreasonably small capital to carry on their business as now conducted or as proposed to be conducted, including the capital needs of the Company and the Subsidiary Guarantors, taking into account the projected capital requirements and capital availability of the Company and each of the Subsidiary Guarantors.

                 (kk) Neither the Company nor any of the Subsidiary Guarantors (i) has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of the Subsidiary Guarantors to facilitate the sale or resale of the Notes (or the Subsidiary Guarantees) or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid any person any compensation for soliciting purchases of, the Series A Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiary Guarantors.

                 (ll) Other than this Agreement, there are no contracts, agreements or understandings between the Company or the Subsidiary Guarantors, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company or any Subsidiary Guarantor for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Series A Notes.

                 (mm) The pledge of the Collateral by the Company and the Subsidiary Guarantors pursuant to the terms of the Collateral Documents creates valid security interests in the Collateral securing the payment of the Notes and the Subsidiary Guarantees in accordance with, and subject to, the terms thereof, such security interest having such priority as to the Collateral as set forth in the Offering Memorandum under the caption "Description of Notes--Ranking and Security"; and the Collateral is free and clear of all liens, defects, encumbrances, charges, claims and security interests, except for those permitted by the Indenture. Upon recording of each Mortgage and the filing of the Company Trademark Security Agreement, the Company Patent Security Agreement, the Company Copyright Security Agreement, the Subsidiaries Trademark Security Agreement, the Subsidiaries Patent Security Agreement and the Subsidiaries Copyright Security Agreement and financing statements in the appropriate filing offices, the Trustee will have a fully perfected, first priority lien on such Collateral to the extent such a lien may be perfected by such recordation and filings (except, in the case of priority, for liens permitted by the Indenture).

                 (nn) The Company and each of the Subsidiary Guarantors has good and marketable title to all property and assets described in the Offering Memorandum as being owned by it, free and clear of all Liens, claims, encumbrances and restrictions, except (i) Liens for taxes not yet due and payable and other Liens permitted by the Indenture, (ii) as described in the Offering Memorandum or (iii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All leases to which the Company or any of the Subsidiary Guarantors is a party are valid and binding, no default has occurred or is continuing thereunder and the Company and each such Subsidiary Guarantor enjoys peaceful and undisturbed possession under all such leases to which any of them is a party as lessee, except to the extent that such failure to be binding, default or failure to enjoy peaceful and undisturbed possession would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                 (oo) The Company and each of the Subsidiary Guarantors own or possess or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by them in connection with, and material individually or in the aggregate to the operation of the businesses now operated by them, and neither the Company nor any of the Subsidiary Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiary Guarantors does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

                 (pp) All tax returns required to be filed by the Company or any of the Subsidiary Guarantors in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no tax returns of the Company or any of the Subsidiary Guarantors that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company, or any of the Subsidiary Guarantors has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect; all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest; and neither the Company nor any of the Subsidiary Guarantors knows of any material proposed additional tax assessments against the Company or any of the Subsidiary Guarantors.

     Each certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to each Initial Purchaser as to the matters covered thereby.

     The Company and the Subsidiary Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agree with, the Company and the Subsidiary Guarantors:

                 (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                 (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof (other than pursuant to Rule 144A or Regulation S under the Act) or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                 (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from Eligible Purchasers that agree, or are deemed to have agreed, that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
     (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 903 or 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
     (3) or (7) of Regulation D under the Act that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) it will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                 (e) Neither such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Subsidiary Guarantees.

                 (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                 (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                 (h) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          Each of the Initial Purchasers acknowledges that the Company and the Subsidiary Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each of the Initial Purchasers hereby consents to such reliance.

          8.     INDEMNIFICATION.

                 (a) The Company and each Subsidiary Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Subsidiary Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser.

                 (b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Subsidiary Guarantors to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to the Initial Purchasers, but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                 (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to
     Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                 (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, none of the Initial Purchasers (and the related indemnified parties) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price of the Series A Notes purchased by such Initial Purchaser were sold to investors in Exempt Resales exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.

                 (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (f) The indemnity and contribution obligations of the Company and the Subsidiary Guarantors set forth herein shall be in addition to any liability or obligation the Company or the Subsidiary Guarantors may otherwise have to any indemnified party.

          9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of each of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                 (a) All of the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                 (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Subsidiary Guarantor by any such rating organization and
     (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Series A Notes than that on which the Series A Notes were marketed.

                 (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                 (d) You shall have received on the Closing Date (i) certificates of the Company and each of the Subsidiary Guarantors, dated the Closing Date, executed on behalf of the Company and the Subsidiary Guarantors, by the Chairman, the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company and each of the Subsidiary Guarantors, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c) of this Section 9, and (ii) the Secretary of the Company and each of the Subsidiary Guarantors certifying as true, accurate and complete, the bylaws, resolutions with respect to the transactions contemplated herein and incumbency of certain officers and, in each case, as to such other matters as you may reasonably request.

                 (e) On the Closing Date, you and the Trustee shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of Kirkland & Ellis, counsel for the Company and the Subsidiary Guarantors ("Counsel for the Company"), to the effect that:

                         (1) The Company and each Subsidiary Guarantor is a validly existing corporation in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

                         (2) (i) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued; (ii) the capital stock of the Company is owned of record as described in the Offering Memorandum under the caption "Security Ownership;" (iii) to the knowledge of such counsel, all such shares of capital stock of the Company described in the foregoing subsection
        (ii) are owned free and clear of any Lien, except for Liens created by the Collateral Documents, and were not issued in violation of any preemptive or similar rights; (iv) to the knowledge of such counsel, except for the Subsidiary Guarantors, the Company has no other direct or indirect subsidiaries; and (v) to the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or the Subsidiary Guarantors.

                         (3) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party, including the corporate power and authority to issue, sell and deliver the Series A Notes as contemplated by this Agreement. Each Subsidiary Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

                         (4) Each of this Agreement, the Notes, the Indenture, the Registration Rights Agreement, the New Credit Agreement and the Collateral Documents to which it is a party has been duly authorized, executed and delivered by the Company.

                         (5) Each of this Agreement, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement, the New Credit Agreement and the Collateral Documents to which it is a party and has been duly authorized, executed and delivered by each Subsidiary Guarantor.

                         (6) The New Credit Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                         (7) When issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, the Series A Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will constitute Notes under the Indenture.

                         (8) When issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Series B Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will constitute Notes under the Indenture.

                         (9) When issued in accordance with the terms of the Indenture, the Subsidiary Guarantees of the Series A Notes executed by the Subsidiary Guarantors will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms and will constitute Subsidiary Guarantees under the Indenture.

                         (10) When issued in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Subsidiary Guarantees of the Series B Notes executed by the Subsidiary Guarantors will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms and will constitute Subsidiary Guarantees under the Indenture.

                         (11) The Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

                         (12)     The Registration Rights Agreement
        constitutes a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against each of them in accordance with its terms.

                         (13) Each of the Collateral Documents, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legally valid and binding obligation of each of the Company and the Subsidiary Guarantors that is a party thereto, enforceable against each such party in accordance with its terms.

                         (14)     Each of the Collateral Documents is
        effective to grant a security interest in favor of the Trustee in the Collateral described therein (to the extent the Collateral described therein is property in which a security interest can be granted).

                         (15) The Company Pledge Agreement is effective to grant a security interest in favor of the Trustee in the Collateral described therein. The delivery to the Trustee of the certificates evidencing the capital stock of the Subsidiary Guarantors described in the Company Pledge Agreement is sufficient to perfect the Trustee's security interests in such Collateral.

                         (16) The Notes, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement, and the New Credit Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                         (17) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Subsidiary Guarantors that are listed on any national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States inter-dealer quotation system.

                         (18)     Assuming the accuracy of the
        representations, warranties and agreements of the Company and of the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Notes by the Company and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

                         (19) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements and the notes thereto and schedules and other financial and accounting data included therein, as to which no opinion need be expressed), complied in all material respects with the informational requirements of Rule 144A(d)(4) of the Act.

                         (20)     Neither the Company nor any of the
        Subsidiary Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                         (21) The execution, delivery and performance by the Company and the Subsidiary Guarantors of each of the Operative Documents to which it is a party, and the issuance, authentication, sale and delivery of the Series A Notes (and the Subsidiary Guarantees thereof) to the Initial Purchasers will not (i) result in a breach or default under any of the terms or provisions of any material bond, debenture, note, indenture, mortgage, deed of trust, or other agreement or instrument identified as such to such counsel on a schedule prepared by the Company and delivered to such counsel and to which the

        Company or any of the Subsidiary Guarantors is a party or by which any of them or their property is bound; (ii) violate the charter or by-laws of the Company or any of the Subsidiary Guarantors; or (iii) constitute a material violation of any statute or governmental rule or regulation which, in such counsel's experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without such counsel having made any special investigation as to other laws and provided that such counsel need express no opinion with respect to any laws, rules or regulations to which the Company or any of the Subsidiary Guarantors may be subject as a result of any of the Initial Purchasers' legal or regulatory status or the involvement of any of the Initial Purchasers in such transactions); and (iv) to such counsel's knowledge, no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by each of the Company and the Subsidiary Guarantors of each of the Operative Documents to which it is a party, or the issuance, authentication, sale and delivery of the Series A Notes (and the Subsidiary Guarantees thereof) to the Initial Purchasers except for such consents, approvals, authorizations, filings, registrations or qualifications (a) which have been obtained or made prior to the Closing Date and (b) as may be required to be obtained or made under the Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws as provided in the Registration Rights Agreement (as to which such counsel may express no opinion) except (in the case of clauses (i) and (iii) above) for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; provided that counsel's opinion in this paragraph need not address any impact the Company's or any of the Subsidiary Guarantors' actions may have under any financial covenants or tests in the contracts specified in clause (i) above, any consequences a default by the Company or any of the Subsidiary Guarantors under the Purchase Agreement, the Registration Rights Agreement or the Indenture may have under any contract specified in clause (i) above, or any cross-default provisions in the contracts specified in clause (i) above.

                         (22) To the knowledge of such counsel, except as provided in the Registration Rights Agreement and the Collateral Documents there are no holders of securities of the Company or the Subsidiary Guarantors who, by reason of the execution by the Company or the Subsidiary Guarantors of this Agreement or any other Operative Document to which it is a party, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or the Subsidiary Guarantors register under the Act securities held by them.

        In addition, Counsel for the Company shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent certified public accountants for the Company and the Subsidiary Guarantors, representatives and counsel to the Initial Purchasers in connection with the preparation of the Offering Memorandum and any amendment thereof or supplement thereto and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements and does not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Offering Memorandum and any amendment thereof or supplement thereto; and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that Counsel for the Company need express no belief or opinion with respect to the financial statements, notes and schedules thereto and other financial data included therein).

        The opinion of Counsel for the Company described in Section 9(e) above shall be rendered to you at the request of the Company and the Subsidiary Guarantors and shall so state therein. In rendering such opinion, Counsel for the Company shall opine as to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States. Counsel for the Company will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (D) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and (E) compliance with laws relating to permissible rates of interest.

                 (f) Counsel for the Company shall have delivered to you and the Trustee copies of all opinions issued by them in connection with the New Credit Agreement and the transactions contemplated thereby, along with executed letters addressed to you and the Trustee entitling you to rely upon such opinions as if originally addressed to you.

                 (g) You and the Trustee shall have received on the Closing Date opinions (satisfactory to you and counsel to the Initial Purchasers), dated the Closing Date, of local counsel for the Company and the Subsidiary Guarantors in the states of Virginia, Arkansas, Ohio, Georgia, California, and North Carolina, as to matters of law of such respective states, to the effect that:

                         (1) Each of the Company and the Subsidiary Guarantors that is required to qualify to do business in such state is duly qualified and authorized to do business and is in good standing as a foreign corporation in such state;


                         (2) The Trustee is not required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State, or (b) to comply with any statutory or regulator requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State, in each case by reason of the execution and delivery or filing or recording, as applicable, of any of the Collateral Documents, or by reason of the participation in any of the transactions under or contemplated by the Operative Documents. If it were determined that such qualification and filing were required, the validity of the Operative Documents would not be affected thereby, but (a) if the Trustee were not qualified it would be precluded from enforcing its rights as collateral agent on behalf of the Noteholders in the courts of the State until such time as it is admitted to transact business in the State or (b) assuming the Noteholders would institute remedies without the Trustee, they would be precluded from enforcing their rights in the courts of the State until such time as they were admitted to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

                         (3) The execution, delivery, filing or recording, as applicable, and performance by the Company and each Subsidiary Guarantor of each of the Operative Documents to which each of them is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with any court, administrative agency or other Governmental Authority of the State.

                         (4) Assuming that the Collateral Documents were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, the Collateral Documents are in proper form under the applicable laws of the State to (i) be enforceable against the Company and the Subsidiary Guarantors named therein in accordance with their terms and (ii) create and constitute a valid security interest in, lien on or pledge of the Collateral described therein.

                         (5) The Mortgages are in proper form under applicable laws of the State (a)(i) to be accepted for recording by the applicable County Recorder of the county in which the mortgaged property is located and (ii) to be enforceable against the Company and each Subsidiary Guarantor, as applicable, in accordance with their terms, and (b)(i) to create and constitute valid, legal, binding and enforceable mortgage liens on the real property described therein (the "Real Property"), (ii) to create and constitute valid, legal, binding and enforceable perfected security interests in such of the Mortgaged Property (the "UCC Property") as is subject to the provisions of
        Article 9 of the Uniform Commercial Code as in effect in the State (the "UCC"), and (iii) to create and constitute valid, legal, binding and enforceable perfected common law liens on or pledges of such of the Mortgaged Property as is not UCC Property or Real Property, such property, together with the UCC Property, the "Personal Property").

                         (6) The Financing Statements (a) are in proper form under the applicable laws of the State for filing, (b) adequately identify, the collateral described therein to provide sufficient notice to third parties of the security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the State and with the recorder of each county listed in such opinion. Upon the filing of the Financing Statements, the Trustee, on behalf of the Noteholders, will have a valid and duly perfected security interest in, lien on or pledge of the Personal Property and Collateral (including after-acquired property) described in the Collateral Documents.

                         (7) The recording of the Mortgages and the filing of the Financing Statements with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Collateral Documents, except (i) that continuation statements under the UCC are required to be filed within six months prior to the expiration of five years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of money or instruments, other than money or instruments constituting chattel paper, cannot be perfected by filing Financing Statements or recording a Mortgage, but must be perfected by taking physical possession thereof.

                         (8) The Trustee has the power without naming all the Noteholders in any applicable legal proceeding to exercise remedies under the Mortgages and the Collateral Documents for the realization of any of the Mortgaged Property or the Collateral in its own name, as collateral agent.

                         (9) No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgages or any of the other Operative Documents or the creation of the indebtedness evidenced or secured by any of the Operative Documents, as applicable, except for nominal filing or recording fees.

                         (10) The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Mortgages, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Company and the Subsidiary Guarantors with respect to the indebtedness secured thereby or the mortgagee's rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest or liens securing such indebtedness, and the laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

                         (11) A State court or a federal court applying the choice of laws principles prevailing under the laws of the State to which the question is presented will give effect to the provisions in the Documents selecting the laws of the State of New York as the governing law thereof (except as therein provided) and will apply such laws, rather than the laws of the State, to the construction and application thereof.

                         (12) Assuming that the Operative Documents were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, (a) none of the provisions of the Operative Documents will violate any law, statute or regulation of the State relating to usury and (b) the use of counterpart copies of any of the Operative Documents does not affect the enforceability of any of the Operative Documents.

                         (13) [Virginia counsel only:] The filing of the Financing Statements identified in such opinion and the filing of the Company Trademark Security Agreement, the Company Patent Security Agreement, the Company Copyright Security Agreement, the Subsidiaries Trademark Security Agreement, the Subsidiaries Patent Security Agreement and the Subsidiaries Copyright Security Agreement in the United States Patent and Trademark Office, is sufficient to perfect the security interests in the Collateral described therein.

                 (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers ("Counsel for the Initial Purchasers"), in form and substance reasonably satisfactory to the Initial Purchasers.

                 (i) The Initial Purchasers shall have received, at the time this Agreement is executed and on the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Deloitte & Touche LLP and Ernst & Young LLP, independent public accountants for the Company and the Subsidiary Guarantors, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                 (j) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                 (k) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and you shall have received executed counterparts thereof.

                 (l) The Company and the Subsidiary Guarantors shall have entered into the Registration Rights Agreement and you shall have received executed counterparts thereof.

                 (m) The Company shall have entered into the New Credit Agreement and you shall have received executed counterparts thereof.

                 (n) The Company and the Subsidiary Guarantors, as applicable, shall have entered into the Collateral Documents and you shall have received executed counterparts thereof.

                 (o) No stop order suspending the qualification or exemption from qualification of any of the Notes (including the Subsidiary Guarantees thereof) in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Series A Notes (including the Subsidiary Guarantees thereof) or the sale of any Notes (including the Subsidiary Guarantees thereof); and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes (including the Subsidiary Guarantees thereof). No action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened against, the Company or any of the Subsidiary Guarantors, before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes (including the Subsidiary Guarantees thereof) or the sale of any of the Notes (including the Subsidiary Guarantees thereof) or would have a Material Adverse Effect, or in any manner draw into question the validity of this Agreement or the other Operative Documents; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                 (q) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree.

                 (r) You shall have received copies of the certificates of incorporation, certified as of a recent date by the Secretary of the State of Delaware, of the Company and each of the Subsidiary Guarantors.

                 (s) You shall have received appropriate certificates of qualification to do business and of good standing issued on a recent date by the Secretary of State (or other appropriate official) of each jurisdiction in which the failure of the Company or the Subsidiary Guarantors, as the case may be, to be qualified to do business could have a Material Adverse Effect.

                 (t) The Initial Purchasers shall have received evidence satisfactory to them and their counsel of the taking of all actions with respect to the Collateral Documents and such other security documents as may be necessary or, in the opinion of the Initial Purchasers or their counsel, desirable to permit the perfection of the Liens created, or purported to be created, by the Collateral Documents.

                 (u) Counsel for the Initial Purchasers shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 (v) Prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to you such further information, certificates and documents as you may reasonably request.

          All opinions, certificates, letters and other documents required to be delivered by the Company and the Subsidiary Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company and the Subsidiary Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Initial Purchasers shall reasonably request.

          10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Subsidiary Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any
non-defaulting Initial Purchaser and the Company.   In any such case which
does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or any of the Subsidiary Guarantors, to it at 5221 ValleyPark Drive, Roanoke, Virginia 24019-3074, Attention: Chief Financial Officer, and (b) if to any Initial Purchaser, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Bryant B. Edwards, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Subsidiary Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Subsidiary Guarantor, the officers or directors of the Company or any Subsidiary Guarantor, or any person controlling the Company or any Subsidiary Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Subsidiary Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Subsidiary Guarantor also agree, jointly and severally, to reimburse each of the Initial Purchasers and their respective officers, directors and each person, if any, who controls each such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under Section 8 hereof).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiary Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.

RBX CORPORATION


By:  /s/ Frank H. Roland
    -----------------------
Name:  Frank H. Roland
Title:  President and Chief
        Executive Officer


GROENDYK MANUFACTURING COMPANY INC.    RUBATEX CORPORATION

By:  /s/ Frank H. Roland               By:  /s/ Frank H. Roland
    -----------------------                -----------------------
Name:  Frank H. Roland                 Name:  Frank H. Roland
Title:  President and Chief            Title:  President and Chief
        Executive Officer                      Executive Officer

HOOVER-HANES RUBBER CUSTOM MIXING      UNIVERSAL POLYMER & RUBBER INC.
CORP.

By:  /s/ Frank H. Roland               By:  /s/ Frank H. Roland
    -----------------------                -----------------------
Name:  Frank H. Roland                 Name:  Frank H. Roland
Title:  President and Chief            Title:  President and Chief
        Executive Officer                      Executive Officer

MIDWEST RUBBER CUSTOM MIXING CORP.     UNIVERSAL RUBBER COMPANY

By:  /s/ Frank H. Roland               By:  /s/ Frank H. Roland
    -----------------------                -----------------------
Name:  Frank H. Roland                 Name:  Frank H. Roland
Title:  President and Chief            Title:  President and Chief
        Executive Officer                      Executive Officer

OLETEX INC.                            WALTEX CORPORATION

By:  /s/ Frank H. Roland               By:  /s/ Frank H. Roland
    -----------------------                -----------------------
Name:  Frank H. Roland                 Name:  Frank H. Roland
Title:  President and Chief            Title:  President and Chief
        Executive Officer                      Executive Officer

The foregoing Purchase Agreement
is hereby confirmed and accepted as of
the date first above written.


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION



By:    /s/ Michael Hooks
    ---------------------------
   Name:  Michael Hooks
   Title:  Managing Director


CHASE SECURITIES INC.



By:    /s/ Chris M. Linnerman
    ---------------------------
   Name:  Chris M. Linneman
   Title:  Managing Director

                                  Exhibit A
                        REGISTRATION RIGHTS AGREEMENT

                                  SCHEDULE A
                            SUBSIDIARY GUARANTORS



Groendyk Manufacturing Company, Inc., a Delaware corporation

Hoover-Hanes Rubber Custom Mixing Corp., a Delaware corporation

Midwest Rubber Custom Mixing Corp., a Delaware corporation

OleTex Inc., a Delaware corporation

Rubatex Corporation, a Delaware corporation

Universal Polymer & Rubber Inc., a Delaware corporation

Universal Rubber Company, a Delaware corporation

Waltex Corporation, a Delaware corporation

                                 Schedule A-1

                                  SCHEDULE B


                                                              PRINCIPAL
                                                               AMOUNT
                                                            ------------
Donaldson, Lufkin & Jenrette Securities Corporation......   $ 80,000,000

Chase Securities, Inc....................................   $ 20,000,000

        Total............................................   $100,000,000

                                 Schedule B-1